EXHIBIT 10.88
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To:      Kimberly Krouse
From:    Rick Szatkowski
Date:    August 21, 2001
Re:      Termination of Qode Commerce Solution service


Dear Kimberly,

     As we discussed on the phone today, NeoMedia Technologies, Inc. is discontinuing offering the Qode Commerce Solution as an ASP/public offering effective August 31, 2001. Unfortunately, the projected user traffic and purchases with the resulting revenues did not materialize. To this end, we need to `undo' the various linkages between About.com and Qode.com. The About.com users that have registered and developed `lists' can access their lists/information until August 31st.

     Kimberly, on behalf of the team at NeoMedia Technologies, Inc. and myself, we thank you for the opportunity to have worked together. I have enjoyed working with both you and Jessica on this relationship. I wish you all the best in the future.


Best Regards,


/s/ Rick Szatkowski
EVP
NeoMedia Technologies, Inc.

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